Exhibit 99.1

Iconix Brand Group Announces Sale of Peanuts and Strawberry Shortcake Brands

- Entertainment sale strengthens Iconix’ financial condition

- Proceeds plus cash to pay down debt; transactions will be earnings neutral

- Focusing resources to drive growth in fashion, active and home

NEW YORK, May 10, 2017 /PRNewswire/ — Iconix Brand Group, Inc. (Nasdaq: ICON) (“Iconix” or the “Company”), today announced that it has entered into a definitive agreement to sell its interest in the Peanuts and Strawberry Shortcake brands to DHX Media Ltd. for $345 million in cash, subject to a customary working capital adjustment.

John Haugh, Chief Executive Officer of Iconix, said, “One of our strategic objectives has been to de-lever and strengthen our balance sheet. This sale aligns with this objective. As we monetize the value we have created in our entertainment business, we can reduce our debt and pay down a term loan that is expensive and highly restrictive. We are now focused on a second strategic objective of driving profitable revenue growth by focusing our resources on the businesses where we have a leadership position- fashion, active and home.

Peanuts and Strawberry Shortcake are iconic entertainment properties, and we are proud of the contributions Iconix has made to these brands. Specifically with Peanuts, in partnership with the Schulz family, we have produced the first-ever feature film, delivered countless worldwide collaborations and significantly grown the worldwide presence of Peanuts.”

The Company intends to use the net proceeds from this transaction plus additional cash on the balance sheet to pay down approximately $362 million of debt. This includes a mandatory payment of approximately $152 million of the Company’s Senior Secured Notes issued under the Company’s securitization facility, and the full extinguishment of the $210 million outstanding balance of the Company’s Senior Secured Term Loan.

Going forward, the entertainment segment will be reported as a discontinued operation. The Company expects the elimination of earnings from the entertainment segment to be offset by interest savings from the reduction of debt.

Iconix acquired an 80% interest in the Peanuts brand in June of 2010 and added Strawberry Shortcake to the portfolio in March of 2015. The total acquisition cost of these brands was $246 million.

This transaction, which is expected to close by the end of the second quarter of 2017, is subject to certain customary closing conditions.

Guggenheim Securities served as exclusive financial advisor to Iconix and White & Case LLP served as the Company’s legal counsel.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), and ARTFUL DODGER. In addition, Iconix owns interests in the MATERIAL GIRL (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company to successfully complete the sale of the Sharper Image brand, the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Jaime Sheinheit

Iconix Brand Group

jsheinheit@iconixbrand.com

212.730.0030